Waiver and Consent

Reference is made to that certain Securities Purchase Agreement, dated as of June 13, 2007 (the “SPA”), by and among China Solar & Clean Energy, Inc., a Nevada corporation (the “Company”), and the investors listed on the schedule attached thereto (the “Investors”).

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the SPA and the Registration Rights Agreement (as defined below), as the case may be.

WHEREAS, the Company is contemplating raising capital in the amount of approximately $11,260,000 through the issuance of 4,691,667 shares of the Company’s common stock (“New Common”) at a purchase price of $2.40 per share (collectively, the “Proposed Financing”) with a number of investors (the “New Investors”) in accordance with the terms of a Securities Purchase Agreement (“New SPA”) to be entered into with such New Investors.

WHEREAS, pursuant to Section 6.13 of the SPA, each Investor has the right to participate in any subsequent funding by the Company on a pro rata basis, based on the percentage that (a) the number of such Investor’s Percentage Shares (without regard to the 4.9% Limitation but excluding shares of Common Stock issuable upon exercise of Warrants) bears to (b) the total number of shares of Common Stock outstanding plus the number of Shares issuable upon conversion of the Series A Preferred Stock and any other series of convertible preferred stock or debt securities (without regard to the 4.9% Limitations any other limitations on exercise such other convertible preferred stock or debt securities). The term “Percentage Shares” shall mean the number of Total Shares less the number of shares of Common Stock issuable upon exercise of outstanding Warrants. Section 6.13 applies to each such offering based on the total purchase price of the securities being offered by the Company.

Each of the Investors hereby expressly agrees that any right of participation of any Investor provided under the SPA shall not apply to any issuance of New Common to the New Investors in the Proposed Financing. Each of the Investors also waives any other rights such Investor may have under the SPA that may be triggered by the Proposed Financing and hereby consents to the Proposed Financing.

Reference is also made to that certain Registration Rights Agreement, dated as of June 13, 2007 (the “Registration Rights Agreement), by and among the Company and the Investors entered into in connection with the SPA.

Under the Registration Rights Agreement, the Company was required to prepare and file a registration statement covering the sale of the “Registrable Securities” as defined in the Registration Rights Agreement. “Registrable Securities” are defined to mean and include the Shares issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants issued pursuant to the Securities Purchase Agreement. As to any particular Registrable Securities, such securities cease to be Registrable Securities when (a) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, or (b) they are or may be freely traded without registration pursuant to Rule 144. On February 7, 2008 a registration statement with respect to certain of the Registrable Securities was declared effective. Under the Registration Rights Agreement the Company is required to file additional registration statements to register the remaining Registrable Securities on the earliest date permissible under SEC guidelines and the Company is not permitted to file any registration statement with respect to other securities if the effect thereof would be to impair the ability of the Investors to have registered the maximum number of Registrable Securities which are permitted based on SEC Guidance. In addition, under the terms of the Registration Rights Agreement, the Investors have certain piggyback registration rights with respect to any other registration statements.

Under the terms of a Registration Rights Agreement to be entered into with New Investors in the Proposed Financing (the “New Registration Rights Agreement”), the Company is, among other things, required to file a registration statement within 45 days of the execution of the New SPA to register for resale by the New Investors the New Common and to have that registration statement declared effective within 150 days of the closing date of the Proposed Financing.

Each of the Investors hereby consents to the execution and delivery by the Company of the New Registration Rights Agreement and the performance by the Company of its obligations thereunder. None of the Investors will object or take any action that might interfere with the Company’s ability to perform in a timely manner its obligations to the New Investors under the New Registration Rights Agreement and, to facilitate the Proposed Financing, hereby waives any further rights such Investor may have under the Registration Rights Agreement.

Miscellaneous.

(a)
Amendments and Waivers. The provisions of this Waiver, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the party affected thereby.

(b)	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the SPA.

(c)	Successors and Assigns. This Waiver shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

(d)
Execution and Counterparts. This Wavier may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(e)	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be determined in accordance with the provisions of the SPA.

(f)
Severability. If any term, provision, covenant or restriction of this Waiver is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)	Headings. The headings in this Waiver are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Waiver and Consent as of February 20, 2008.

BARRON PARTNERS, LLC

By:	/s/ Andrew Worden
Name:	Andrew Worden
Title:

EOS HOLDINGS, LLC

By:	/s/ Jon Carnes
Name:
Title:

/s/ Matthew Hayden
Matthew Hayden